UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2017

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2017, Eugene I. Davis, a director of Goodrich Petroleum Corporation (the “Company”), notified the Company of his intention to resign from his position on the Board of Directors (the “Board”) of the Company, effective as of March 14, 2017. Mr. Davis’ resignation from the Board was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

Under the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the holders (the “Warrant Holders”) of a majority of the Company’s outstanding warrants issued pursuant to the Company’s First Amended Joint Plan of Reorganization (the “Plan”) to the New 2L Notes Purchasers (as such term is defined in the Plan) pursuant to that certain Warrant Agreement, dated as of October 12, 2016, by and between the Company and American Stock Transfer & Trust Company, LLC, are entitled to designate two nominees to serve as the Class I directors on the Board and to fill any vacancy created by the resignation of a Class I director so long as the Warrant Holders are entitled to designate director nominees under the Certificate of Incorporation as of the date of such replacement designation. In accordance with the Certificate of Incorporation, the Warrant Holders have designated Steven J. Pully to replace Mr. Davis as a Class I director and the Board has appointed Mr. Pully effective March 15, 2017. Mr. Pully will also serve as a member of the Audit Committee.

Mr. Pully provides consulting and investment banking services for companies and investors focused on the oil and gas sector. From 2008 until 2014, Mr. Pully served as General Counsel and a Partner of the investment firm Carlson Capital, L.P. Mr. Pully was also previously a Senior Managing Director at Bear Stearns and a Managing Director at Bank of America Securities focused on energy investment banking. Mr. Pully is on three other public company boards, Energy XXI, Bellatrix Exploration and VAALCO Energy and has also served on numerous other boards of public and private companies in the oil and gas and other industries, including as a director of EPL Oil & Gas within the past five years. Mr. Pully is a Chartered Financial Analyst, a Certified Public Accountant in the State of Texas and a member of the State Bar of Texas. Mr. Pully earned his undergraduate degree in Accounting from Georgetown University and is also a graduate of The University of Texas School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

March 17, 2017	By:	/s/ Michael J. Killelea
	Name:	Michael J. Killelea
	Title:	Executive Vice President, General Counsel and Corporate Secretary